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                         INDEPENDENT AUDITOR'S CONSENT

The Board of Trustees of the
     American Independence Funds Trust:

We consent to use of our report dated December 14, 2001 on the American Independence Funds Trusts' financial statements as incorporated herein by reference, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, included herein.


Columbus, Ohio
January 29, 2002